UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  June 2, 2003
                                (Date of earliest
                                 event reported)



Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398
333-85496                  EXELON GENERATION COMPANY, LLC                               23-3064219
                           (a Pennsylvania limited liability company)
                           300 Exelon Way
                           Kennett Square, Pennsylvania 19348
                           (610) 765-6900


Item 5. Other Events

As previously disclosed, Exelon Boston Generating, LLC (EBG), an indirect subsidiary of Exelon Corporation (Exelon) and Exelon Generation Company, LLC (Generation), has $1.1 billion of debt outstanding under a $1.25 billion credit facility (EBG Facility). That facility was entered into primarily to finance the construction of the Mystic 8 and 9 and Fore River generating units. The EBG Facility requires that all of the projects achieve "Project Completion," as defined in the EBG Facility, by June 12, 2003, which date will not be met. The Mystic 8 unit is in commercial operation and the Mystic 9 unit is on-line and ready for commercial operation. Construction of Fore River is substantially complete, and the unit is currently undergoing testing.

The EBG Facility provides that if the June 12, 2003 date is not met, then the EBG Facility lenders may, among other things, declare all amounts then outstanding under the EBG Facility to be due, terminate the related interest rate swap agreements, foreclose on all the pledged assets or ownership of the project subsidiaries, and/or require that all cash held by the EBG project subsidiaries be used to reduce the debt. The EBG Facility is non-recourse to Exelon and Generation and an event of default under the EBG Facility does not constitute an event of default under any other debt instruments of Exelon or its subsidiaries. We are evaluating all of our options regarding the anticipated failure to achieve "Project Completion" by June 12, 2003.

On June 2, 2003, EBG and the administrative agent for the EBG Facility submitted to the lenders under the EBG Facility for their approval an amendment to the EBG Facility, extending the date for "Project Completion" to July 11, 2003. EBG, however, does not expect that all of the projects will achieve "Project Completion," as defined in the EBG Facility, by that date. The proposed amendment requires approval from 100% of the nineteen lenders in order to be effective. EBG cannot predict whether all of the lenders will approve the amendment and, if approved, whether EBG will be able to negotiate a further amendment or a waiver of the EBG Facility with the lenders or what action the lenders may take as a result of the failure to achieve "Project Completion" by the required date.


This combined Form 8-K is being filed separately by Exelon Corporation and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein, as well as those discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation,

(b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO -
Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     EXELON CORPORATION
                                     EXELON GENERATION COMPANY, LLC


                                     /S/  Robert S. Shapard
                                     ------------------------------
                                     Robert S. Shapard
                                     Executive Vice President and
                                     Chief Financial Officer
                                     Exelon Corporation


June 6, 2003